Daktronics Chief Executive Officer to present at the 12th Annual Needham Growth Stock Conference

BROOKINGS, S.D. – Jan. 11, 2010 – Daktronics, Inc. (Nasdaq-DAKT) today announced that Jim Morgan, chief executive officer, will present at the 12th Annual Needham Growth Stock Conference on Wednesday, January 13, 2010 at 8:40 am Eastern at the New York Palace Hotel in New York City, NY.  Mr. Morgan will update information regarding the current outlook as well as discuss the company’s strategy and business.

The presentation will be webcast live as follows:

Wednesday, January 13, 2010 at 8:40 am Eastern
Webcast:  http://www.wsw.com/webcast/needham35/dakt/

The webcast will be archived approximately three hours after the event.

About Daktronics
Daktronics has strong leadership positions in, and is the world’s largest supplier of, large screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation and video. Daktronics designs, manufactures, markets and services display systems for customers around the world, in Sport, Business, Schools and Theatres and Transportation segments. For more information, visit the company’s World Wide Web site at: http://www.daktronics.com, e-mail the company at investor@daktronics.com, call (605) 692-0200 or toll-free (800) 843-5843 in the United States or write to the company at 201 Daktronics Dr., PO Box 5128 Brookings, S.D. 57006-5128.

Safe Harbor Statement
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act.  These forward-looking statements reflect the Company’s expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts, and other risks noted in the company’s SEC filings, including its Annual Report on Form 10-K for its 2009 fiscal year and its Quarterly Reports on Form 10-Q for its 2010 first and second fiscal quarters.  Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

For more information contact:
INVESTOR RELATIONS:
Bill Retterath
Chief Financial Officer
Tel (605) 692-0200

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